Exhibit 3.45

Halsteads

FILED JAN 17 2008 IN THE OFFICE OF SECRETARY OF STATE WEST VIRGINIA

BETTY IRELAND	Penney Barker, Manager
Secretary of State	Corporations Division
State Capital Bldg.	Tel: (304) 558-8000
1900 Kanawta Blvd, East	Fax: (304) 558-8381
Charleston, WV 25305-0770	www.wysos.com
FILE One Original

WEST VIRGINIA

ARTICLES OF INCORPORATION

Control # 99338

The [illegible], acting as Incorporation(s) according to the West Virginia Code, adopt the following Articles of Incorporation for a West Virginia Domestic Corporation, which shall be perpetual.

1.

The name of the West Virginia corporation shall be:
[This name is your official name and must be record in its entirely where is [illegible] include name is registered with the Office of Secretary of State, according to Chapter 47-8 of the West Virginia Code.

WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

2.	The address of the principal office of the corporation will be: located in the Country of: The mailing address of the above location, if different, will be:	Street: City/State/Zip: Country: Street/Box: City/State/Zip:	2234 COLONIAL BOULEVARD FT. MYERS, FLORIDA 33907 LEE COUNTY, FLORIDA

3.	The physical address (not a PO box) of the principal place of business in West Virginia, if any, will be located in the County of: The mailing address of the above location, if different, will be:	Street: City/State/Zip: Country: Street/Box: City/State/Zip:	N/A
4.	The name and address of the person to whom notice of process may be sent, if any, is:	Name: Street: City/State/Zip:	Corporation Service Company 209 West Washington Street Charleston, WV 25302

5.         This corporation is organized as: (check one below)

☐                 NON-PROFIT, NON-STOCK, (If you plan on applying for SDI (c)(3) status with the IRS you may want to include certain language that is required by IRS to be included in your articles of Incorporation)

☒               FOR PROFIT

6.         FOR PROFIT ONLY:

The total value of all authorized capital stock of the corporation will be $ 10.00.

The capital stock will be divided into 100 shares at the par value of $ 10 per share.

FORM CD-1	Issued by the Secretary or State, State Capital, Charleston, WV 25305	Revised 8-07

7.                          The purpose of which this corporation is formed is as follows:

(Describe the types(s) of business activity which will be conducted, for example, “agricultural production of grain and poultry”, “construction of residential and commercial buildings”, “manufacturing of food products”, “commercial printing”, “retail grocery and sale of beer and wine”. Purpose may conclude with words”…Including the transaction of any or all lawful business for which corporation may be incorporated in West Virginia.”)

THE TRANSACTION OF ANY OR ALL LAWFUL BUSINESS FOR WHICH CORPORATIONS MAY BE INCORPORATED IN WEST VIRGINIA.

8.                          FOR NON PROFITS ONLY: (Check the statement that applies to your entity)

☐    Corporation will have no members

☐    Corporation will have members

(NOTE) If corpration has one or more classes of members, the designation of a class or classes is to be set forth in the articles of incorporation and the manner of election or appointment and the qualifications and rights of the members of each class is to be set forth in the articles of incorporation or bylaws. If this applies to your entity then you will have to attach a separate sheet listing the above required information, unless it will fit in the space below.

9.                          The name of address of the incorporator(s) is:

Name	Address	City/State/Zip

DAREELL C. SMITH	101 S. KENNEDY BLVD., SUITE 2800	TAMPA, FLORIDA 33602

10.                    The number of acres if land it holds or expects to hold in West Virginia is 1.0

11.                    Contract and Signature Information:

a. Contract person to reach in case there is a problem with filing: JENNIFER FIGLER Phone # 813 227 2268

b. Print Name of person who is signing articles of incorporation: DARRELL C. SMITH

c. Signature of incorporator:	/s/ Authorized Signatory	Date: 1/16/08